UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2007

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2697511	001-32597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 4, 2007, CF Industries Holdings, Inc. (the “Company,” “we,” “us” or “our”) consented to the assignment by Agriliance LLC (“Agriliance”) to CHS Inc. (“CHS”) of Agriliance’s rights and obligations under the Multiple Year Contract for the Purchase and Sale of Fertilizer between the Company and Agriliance, dated as of July 1, 2005 (the “Supply Agreement”), in connection with Agriliance’s transfer of its wholesale crop nutrients business to CHS.

A description of the Supply Agreement and our other dealings with Agriliance and CHS is found on pages 101 to 103, under the heading “Related Party Transactions,” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, which description is incorporated herein by reference.

Agriliance is a 50-50 joint venture between CHS and Land O’Lakes, Inc. CHS, which was one of our pre-initial public offering (“IPO”) owners, was the beneficial owner of approximately 2.9% of our outstanding common stock as of December 31, 2006. John D. Johnson, the president and chief executive officer of CHS, is a member of our board of directors. Land O’Lakes, Inc. was also one of our pre-IPO owners, but it is no longer a related party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/	Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary